UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

CANCER GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35817	04-3462475
(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North, 2nd Floor, Rutherford, NJ 07070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 528-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CGIX	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2021, Cancer Genetics, Inc. a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers in a private placement (the “Private Placement”) an aggregate of (i) 2,758,624 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and (ii) common warrants (the “Common Warrants”) to purchase up to an aggregate of 2,758,624 shares of Common Stock, at a combined offering price of $3.625 per Share and accompanying Common Warrant to purchase one share of Common Stock, for gross proceeds of approximately $10 million.

The Common Warrants have an exercise price of $3.50 per share. The Common Warrants are immediately exercisable and may be exercised at any time after their original issuance until August 3, 2026. A holder of a Common Warrant may not exercise any portion of such holder’s Common Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The net proceeds to the Company from the Private Placement are expected to be approximately $8.9 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for general corporate purposes. The net proceeds are also expected to be available to the combined company once the previously announced merger with StemoniX closes, which is subject to stockholder approval. The Private Placement closed on February 1, 2021.

In connection with the Private Placement, the Company entered into a registration rights agreement, dated January 28, 2021 (the “Registration Rights Agreement”), with the Purchasers, pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) to register for resale the Shares and the shares of Common Stock issuable upon the exercise of the Common Warrants by 9:30 a.m., New York Time, on February 2, 2021.

Pursuant to the Purchase Agreement, the Company agreed for a period of 45 days following the date that the Registration Statement is declared effective (the “Effective Date”) not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of Common Stock or any other securities convertible into, or exercisable or exchangeable for, Common Stock or file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. The Purchase Agreement does not apply to, in addition to certain customary exceptions, the issuance by the Company of equity or debt securities to the security holders of StemoniX, Inc. (“StemoniX”) pursuant to the Agreement and Plan of Merger and Reorganization, dated August 21, 2020, as it may be amended from time to time (the “Merger Agreement”) between the Company, StemoniX and CGI Acquisition, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into StemoniX, with StemoniX surviving the merger and becoming a direct, wholly-owned subsidiary of the Company (the “Merger”), and securities issued primarily in order to satisfy (A) the condition in the Merger Agreement that the Company and/or StemoniX shall have consummated a financing transaction no later than the closing of the Merger resulting in aggregate gross proceeds of at least $10 million (or such greater amount as the Company and StemoniX agree) and/or (B) the condition in the Merger Agreement that the shares of Common Stock being issued in the Merger shall have been approved for listing on the Nasdaq Capital Market.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Private Placement. The Company paid Wainwright a cash fee equal to 7.0% of the gross proceeds of the Private Placement and a management fee equal to 1.0% of the gross proceeds of the Private Placement, and paid Wainwright a non-accountable expense allowance of $75,000. Additionally, the Company issued to Wainwright, or its designees, warrants to purchase up to an aggregate of 165,517 shares of Common Stock, equal to 6.0% of the aggregate number of Shares placed in the Private Placement (the “Wainwright Warrants”). The Wainwright Warrants are exercisable immediately, expire on August 3, 2026 and have an exercise price of $4.5313 per share (equal to 125% of the combined offering price per Share and accompanying Common Warrant).

The Securities Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Shares, the Common Warrants, the Wainwright Warrants, and the shares of Common Stock issuable upon the exercise of the Common Warrants and the Wainwright Warrants have not been registered under the Securities Act of 1933, as amended, and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The foregoing description of the material terms of the Securities Purchase Agreement, the Common Warrants, the Registration Rights Agreement and the Wainwright Warrants is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Common Warrants, the Registration Rights Agreement and the Wainwright Warrants, copies of which are filed as Exhibits 10.1, 4.1, 10.2, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares, the Common Warrants, the Wainwright Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants and the Wainwright Warrants is incorporated herein by reference.

Item 8.01 Other Events.

On January 28, 2021, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On February 1, 2021, the Company issued press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant.
4.3	Form of Placement Agent Warrants.
10.1	Form of Securities Purchase Agreement, dated January 28, 2021.
10.2	Form of Registration Rights Agreement, dated January 28, 2021.
99.1	Press Release dated January 28, 2021.
99.2	Press Release dated February 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

Date:	February 1, 2021	By:	/s/ John A. Roberts
		Name:	John A. Roberts
		Title:	President and Chief Executive Officer